SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                      _______________________


                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):

                        October 16, 1997



                   FEDERAL-MOGUL CORPORATION

     (Exact name of registrant as specified in its charter)


                     Commission File Number:  1-1511


               Michigan                           38-0533580
     (State or other jurisdiction of     (I.R.S. Employer I.D. No.)
     incorporation or organization)

     26555 Northwestern Highway, Southfield, Michigan    48034
     (Address of principal executive offices)          (Zip Code)


     Registrant's telephone no. including area code: (810) 354-7700

                INFORMATION TO BE INCLUDED IN REPORT


ITEM 5.  Other Events.


     On October 16, 1997, Registrant issued a press release announcing a recommended cash offer for T & N plc. Additional details are set forth on the attached public announcement (EXHIBIT
A).




                            SIGNATURE



     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                       FEDERAL-MOGUL CORPORATION



                                       By:________________________
                                          Diane L. Kaye
                                          Vice President, General
                                           Counsel and Secretary


Dated:  October 16, 1997

                             EXHIBIT INDEX


Exhibit Table
   Number
_________________________________________________________________


    99         Exhibit A Registrant's Press Release
                dated October 16, 1997.

                                                       EXHIBIT  A


Contact:  Kimberly A. Welch  248/354-1916

FOR IMMEDIATE RELEASE

  FEDERAL-MOGUL ANNOUNCES RECOMMENDED CASH OFFER FOR T & N plc

      Southfield, Michigan, October 16, 1997...Federal-Mogul
Corporation (NYSE:FMO) and T & N plc announced today they have agreed to the terms of a recommended cash offer by Federal-Mogul of 260 pence per share for the entire issued share capital of T & N.
The offer values T & N's issued share capital at $2.4 billion (pounds 1.5 billion).

     The offer represents premia of 65% and 74%, respectively to T & N's average share price in the one month and three months prior to the September 26, 1997 announcement of Federal-Mogul's approach to T & N.

     "This is an excellent transaction for the shareholders and customers of both companies," said Dick Snell, Federal-Mogul chairman and chief executive officer. "This represents a significant step toward meeting our objective of achieving profitable growth through enhanced systems capabilities and international expansion."

     "The combined group will have the scale, reach and the manufacturing and research capabilities to better serve our customers worldwide and to take advantage of the significant opportunities created by consolidation trends in the sector," added Snell. "The group will be led by an experienced and customer-focused management team comprised of managers from both companies. I am confident that the cultural fit of the two companies will ensure a smooth and orderly transition period."

      Federal-Mogul's acquisition of T & N will:

 .     create a highly competitive Tier I automotive supplier
      worldwide;

 .     expand its manufactured product portfolio to offer systems and modules;

 .     enhance Federal-Mogul's position as a supplier of engine and transmission products worldwide;

 .     reinforce Federal-Mogul's ability to provide a high quality service to both its original equipment and aftermarket customers;

 .     extend Federal-Mogul's international reach and accelerate
      its worldwide aftermarket growth;

 .     create an organization which builds on the strength of the leadership, expertise and working practices of both companies to further improve efficiencies.

      "The combination of Federal-Mogul and T & N has considerable international and market logic and should benefit the enlarged group's customers and employees," said Sir Colin Hope, T & N chairman. "I believe this is a strategically good deal for Federal-Mogul and, bearing in mind the extent to which the stock market has undervalued T & N, the cash offer is at a level which the Board unanimously believes can be recommended to shareholders."

      Federal-Mogul will be providing the cash required under the offer through a bank facility from The Chase Manhattan Bank. Federal-Mogul's intention is to put in place a permanent capital structure that reflects its financial goals. Permanent financing will be an appropriate combination of equity and debt financing.

      Significant synergies and operating efficiencies are expected to be achieved. Federal-Mogul is anticipating that pre-tax synergies will reach in excess of $100 million in the second year following the acquisition. This will require one-time restructuring costs approximately equal to the amount of one year's anticipated synergies. Federal-Mogul expects the acquisition will generate positive economic value added and positive cash flow. The acquisition will be moderately accretive to EPS in 1998 and more accretive in 1999.

      The Offer is subject to various conditions customary in the United Kingdom, including acceptances of the Offer by T & N shareholders and the receipt of all applicable regulatory approvals in the United States and Europe.

      Headquartered in Southfield, Michigan, Federal-Mogul is a $2 billion global manufacturer and distributor of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles. Federal-Mogul was founded in 1899.

                             # # # #

     Information in this press release contains forward-looking statements which are not historical facts and involve risks and uncertainties. Actual results, events and performance could differ materially from those contemplated by such statements, including, without limitation, as a result of risks and uncertainties relating to the combination of the businesses of Federal-Mogul and T & N, conditions in the automotive components industry, certain global and regional economic conditions, other factors discussed in this press release and factors detailed from time to time in Federal-Mogul's filings with the Securities and Exchange Commission.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA

           FEDERAL-MOGUL CORPORATION ("Federal-Mogul")

            RECOMMENDED CASH OFFER FOR T&N plc ("T&N")

THE OFFER

 .     The boards of Federal-Mogul and T&N announce that they have agreed the terms of a recommended cash offer, to be made by Morgan Stanley & Co. Limited on behalf of a wholly-owned indirect subsidiary of Federal-Mogul, to acquire the entire issued share capital of T&N.

 .     The Offer will be 260 pence in cash, for each T&N Ordinary
      Share and values T&N's entire issued ordinary share capital, assuming that all outstanding options have been exercised and assuming full take-up in respect of the scrip alternative to the 1997 second interim dividend, declared on 28 August 1997, at approximately pounds 1.5 Billion.

 . The Offer represents a premium of 42.9 per cent. to T&N's share price at the close of business on 25 September 1997, the last dealing day before the announcement that T&N had received an approach from Federal-Mogul. The Offer represents premia of 65.1 per cent. and 73.6 per cent. to T&N's average share price in the one month and three months, respectively, prior to 25 September 1997.

      The directors of T&N intend to declare a dividend of 3 pence
      (net) per T&N Ordinary Share, to be paid whether or not the Offer becomes unconditional in all respects.

STRATEGIC RATIONALE

Federal-Mogul believes that the acquisition of T&N will:

 .     create a highly competitive Tier I automotive supplier
      worldwide.

 .     expand its manufactured product portfolio to offer systems and modules.

 .     enhance Federal-Mogul's position as a supplier of engine and transmission parts.

 .     reinforce Federal-Mogul's ability to provide a high quality service to both its original equipment and aftermarket customers.

 .     extend Federal-Mogul's international reach and accelerate its worldwide aftermarket growth.

 .     create an organization which builds on the strength of
      leadership, expertise and working practices of both companies to further improve efficiencies.

      Federal-Mogul expects significant synergies and operating efficiencies to be achieved as a result of the acquisition. Based on the information currently available to it, Federal-Mogul is anticipating annual pre-tax synergies to reach in excess of US$100 million starting from the second full year following the acquisition. Achieving these will require a once-off restructuring charge of an amount approximately equal to the annual level of synergy benefits achieved in the second year.

FINANCING

The cash required to satisfy the consideration payable to T&N Shareholders under the Offer will be provided by a bank facility from The Chase Manhattan Bank. It is Federal-Mogul's intention to put in place a permanent capital structure that reflects its financial goals. To that end, Federal-Mogul intends in due course to refinance the bridge components of this facility with an appropriate combination of equity and debt financing. Federal-Mogul may pursue a portion of this refinancing prior to the completion of the Offer.

COMMENTS

Commenting on the Offer, Dick Snell, Chairman and Chief Executive
Officer of Federal-Mogul said:

"This is an excellent transaction for the shareholders and customers of both companies. It makes us a highly competitive force in the automotive systems market place worldwide and represents a significant step toward meeting our objective of achieving profitable growth through enhanced systems capabilities and international expansion.

The combined group will have the scale, reach and the manufacturing and research capabilities to better serve our customers worldwide and to take advantage of the significant opportunities created by consolidation trends in the sector.

The group will be led by an experienced and customer-focused management team comprising managers of both companies, and I am confident that the excellent cultural fit of the two companies will ensure a smooth and orderly transition period."

Commenting on the Offer, Sir Colin Hope, Chairman of T&N said:

"The combination of Federal-Mogul and T&N has considerable international and market logic and should benefit the enlarged group's customers and employees.

I believe this is strategically a good deal for Federal-Mogul and, bearing in mind the extent to which the Stock Market has undervalued T&N, the cash offer is at a level which the board of T&N unanimously believes can be recommended to shareholders."

THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF
THE FOLLOWING ANNOUNCEMENT.

16 October 1997

Press Enquiries

Federal-Mogul                     T&N
Kimberly  Welch   +1  (248)  354  Sir Colin Hope   +44   (171)  380
                 1916                             8200

Morgan Stanley                   N M Rothschild
& Co. Limited                    & Sons Limited
Simon Robey      +44  (171) 513  Nigel Higgins     +44   (171)  280
                 5000            William Spurgin  5000
                                                   +44   (171)  280
                                                  5000
Brunswick                        Shandwick
                                 Consultants
John Sunnucks    +44  (171) 494  Gillian Pattison  +44  (171)  329
                                                  0096

Morgan Stanley & Co. Limited, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Federal-Mogul and the Offeror and no one else in connection with the Offer and will not be responsible to anyone other than Federal-Mogul and the Offeror for providing the protections afforded to customers of Morgan Stanley & Co. Limited nor for giving advice in relation to the Offer.

N M Rothschild & Sons Limited, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for T&N and no one else in connection with the Offer and will not be responsible to anyone other than T&N for providing the protections afforded to customers of N M Rothschild & Sons Limited nor for giving advice in relation to the Offer.

The Offer will not be made, directly or indirectly, in or into Canada.

There will be an analyst meeting at 09:30 and a press conference at 11:30, both at the Queen Charlotte Room, The Brewery, Chiswell
Street, EC1.
  NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA

           FEDERAL-MOGUL CORPORATION ("Federal-Mogul")

            RECOMMENDED CASH OFFER FOR T&N plc ("T&N")

1.    INTRODUCTION

The boards of Federal-Mogul and T&N announce that they have reached agreement on the terms of a recommended cash offer, to be made by Morgan Stanley & Co. Limited on behalf of a wholly-owned indirect subsidiary of Federal-Mogul, to acquire the whole of the issued share capital of T&N. The Offer values each T&N Ordinary Share at 260 pence and T&N's entire issued ordinary share capital, assuming that all outstanding options have been exercised and assuming full take-up in respect of the scrip alternative to the 1997 second interim dividend, declared on 28 August 1997, at approximately pounds 1.5 billion.

The Offer represents a premium of 42.9 per cent. to T&N's share price at the close of business on 25 September 1997, the last dealing day before the announcement that T&N had received an approach from Federal-Mogul. The Offer represents premia of 65.1 per cent. and 73.6 per cent. to T&N's average share price in the one month and three months, respectively, prior to 25 September 1997.

The directors of T&N intend to declare the T&N Dividend of 3 pence
(net) per T&N Ordinary Share, to be paid whether or not the Offer becomes unconditional in all respects. The record date for the T&N Dividend will be prior to the date on which the Offer becomes unconditional in all respects. Further details of the T&N Dividend will be set out in the formal Offer document.

The directors of T&N, who have been so advised by N M Rothschild & Sons, consider the terms of the Offer to be fair and reasonable. In providing advice to the board of T&N, N M Rothschild & Sons has taken account of the commercial assessments of the directors of T&N. Accordingly, the directors of T&N unanimously recommend T&N shareholders to accept the Offer.

Cazenove & Co. are brokers to the Offer.

2.    THE OFFER

The Offer, which will be subject to the conditions and further terms set out in Appendix I and to be set out in the formal Offer document when issued, will be made on the following basis:

     For each T&N Ordinary Share        260 pence in cash

3.    FURTHER DETAILS OF THE OFFER

T&N Ordinary Shares will be acquired by the Offeror fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, made or payable hereafter other than the right to receive and retain the second interim dividend of
3.2 pence (net) per T&N Ordinary Share payable on 14 November 1997, or the scrip alternative to such dividend, and the T&N Dividend of 3 pence (net) per T&N Ordinary Share.

The Offer will extend to any T&N Ordinary Shares which are unconditionally allotted or issued prior to the date on which the Offer closes (or such earlier date, not being earlier than the date on which the Offer becomes unconditional as to acceptances or, if later, the first closing date of the Offer, as Federal-Mogul may, subject to the provisions of the City Code, decide) as a result of the exercise of options under the T&N Share Option Schemes or otherwise.

The conditions and further terms of the Offer are set out in Appendix I.

4.    INFORMATION RELATING TO FEDERAL-MOGUL

Federal-Mogul manufactures and distributes worldwide a broad range of precision parts, primarily vehicular components for automobiles and light trucks, heavy duty trucks, farm and construction vehicles and industrial products. The company manufactures sealing systems, fuel systems, engine bearings, lighting products, pistons and chassis products. The company engineers and manufactures products for original equipment manufacturers, principally the major automotive manufacturers in the United States and Europe, and also provides these and related products to aftermarket customers. Federal-Mogul has a worldwide network of distribution points to service its aftermarket customers. The group has 90 manufacturing locations in 16 countries and employs approximately 15,700 people worldwide.

For the twelve months to 30 June 1997, Federal-Mogul's results under US GAAP comprised consolidated net income before exceptional items of US$52.6 million (pounds 32.9 million) on net revenues of US$1,939 million (pounds 1,212 million). As at 30 June 1997, Federal-Mogul had net assets of US$335 million (pounds 209 million) and net borrowings of US$327 million (pounds 204 million). Federal-Mogul's common stock is traded on the New York Stock Exchange, with a current equity market capitalisation of US$1,666 million (pounds 1,041 million).

The Offeror will be a UK company, wholly-owned indirectly by Federal-Mogul, which will be incorporated to make the Offer on behalf of Federal-Mogul.

5.    INFORMATION RELATING TO T&N

T&N is a major supplier of high technology automotive components, engineered products and industrial materials, with about 80 per cent. of its sales relating to the world automotive industry. The group is strategically focused on the transportation, marine and power generation markets. T&N is structured into six global Product Groups: Piston Products, Bearings, Friction Products, Composites and Camshafts (incorporating Powder Metal Products), Sealing Products and Engine Parts Aftermarket. T&N is also a leading regional producer of Heat Transfer Products in South Africa for domestic and export markets. T&N operates in around 200 locations in 24 countries, employs over 28,000 people worldwide and serves customers in more than 150 countries. It also has technical centres in the UK and Germany with a North American facility opening in 1997.

For the twelve months to 30 June 1997, T&N's results, under UK GAAP comprised consolidated net income before exceptional items of pounds 97.6 million (US$156.2 million) on net revenues of pounds 1,837 million (US$2,939 million). As at 30 June 1997, T&N had net assets of pounds 142 million (US$228 million) and net borrowings of pounds 256 million (US$410 million).

6.    BACKGROUND TO AND STRATEGIC RATIONALE FOR THE OFFER

In his address to shareholders, customers and employees in Federal-Mogul's 1996 annual report, Chairman and Chief Executive Officer, Dick Snell, stated that the company was moving forward in a new direction, focusing on profitable growth with an emphasis on enhancing systems and modules capabilities and expanding internationally in both the original equipment manufacturers and aftermarket segments. This objective was to be achieved through a combination of organic growth and an aggressive acquisition strategy. The acquisition of T&N represents a significant step in meeting the second part of this objective.

The acquisition will create a highly competitive Tier I automotive systems supplier worldwide.

The combined companies would have had combined revenues for 1996 of US$5,160 million, over 43,700 employees, extensive operations in North America, Europe and the rest of the world and a broad customer base.

Federal-Mogul's management believes that, as a result of combining complementary products on a worldwide basis, Federal-Mogul will have the scale, reach, financial strength and technological capabilities to achieve strong growth and to participate in the consolidation of the automotive sector worldwide.

Given the expected synergies and increased market opportunities created through this combination, Federal-Mogul's management believes the acquisition will be beneficial to shareholders, customers and employees.

 .     Products

The combined product range will position Federal-Mogul as a strong worldwide supplier of engine and transmission parts with highly competitive market positions in sealing products, engine bearings, piston rings and pistons. Federal-Mogul believes that the acquisition will:

 - enhance systems capability through the ability to offer customers engine and transmission parts;

 -    provide Federal-Mogul with full piston systems capabilities;

 - enhance Federal-Mogul's sealing systems capabilities by complementing its oil seals business with T&N's strong
      European position in gaskets; and

 - allow Federal-Mogul to gain entry into valvetrain systems through T&N's camshaft and powdered metal business.

Based on combined historical 1996 revenues, Federal-Mogul's revenues for engine systems and for sealing systems would have been US$2,950 million and US$720 million respectively (representing increases of 243% and 140% respectively, over Federal-Mogul's standalone figures for that year). On the same basis, Federal-Mogul's friction products would have had revenues of US$525 million.

 .     Geographic Profile

Federal-Mogul's reach will be enhanced by the complementary geographic profile of T&N. Prior to the acquisition, 60% of Federal-Mogul's revenues were generated in North America, 22% in Europe and 18% in the rest of the world. The geographic profile of the two companies combined, based on historical 1996 revenues, would have been 42% North America, 44% Europe and 14% rest of world. In addition, Federal-Mogul will gain access to many new markets.

 .     Customers

The acquisition will enable Federal-Mogul to bring systems solutions to original equipment manufacturers for a broad range of hard engine products and to meet their increasing demands for continuous product and cost improvement.

The acquisition strengthens Federal-Mogul's position as an aftermarket supplier by combining Federal-Mogul's leading position in the North American engine parts aftermarket with T&N's attractive position in this sector, where it is present in Europe, North America, Mexico, South America, South Africa and South East
Asia.

 .     Research and development

The acquisition will enhance Federal-Mogul's material development and research and development capabilities and will position the company as a significant force in patented technology products and processes.

 .     Financial benefits

Federal-Mogul expects significant synergies and operating efficiencies to be achieved from the integration of the two businesses. Major synergies are expected to arise from consolidating the aftermarket operations in North America and Europe and from improved efficiencies in working practices. Other synergies are expected in the areas of purchasing, production, research and development, working capital efficiencies and in the form of reduced capital expenditures.

Based on the information currently available to it, Federal-Mogul is anticipating annual pre-tax synergies to reach in excess of US$100 million starting from the second full year following the acquisition.

Achieving these benefits will require a once-off restructuring charge in the first year following the acquisition of an amount approximately equal to the annual level of synergy benefits achieved in the second year. This charge will be of an amount at least equal to any synergy benefits achieved in the first year following the acquisition.

Federal-Mogul expects that the acquisition will be modestly accretive to earnings per share in 1998 and more accretive to earnings per share in 1999. This statement should not be interpreted to mean that the future earnings per share of Federal-Mogul will necessarily be greater than the earnings per share of Federal-Mogul for the financial year ended 31 December 1996.

Federal-Mogul also expects that the acquisition will provide positive Economic Value Added and have a positive cash flow impact.

Federal-Mogul intends to maintain T&N's pounds 500 million insurance policy in respect of asbestos. In addition, Federal-Mogul will book an incremental pounds 367 million asbestos provision. No charge to future earnings is anticipated for asbestos.

 .     Competition regulation

The Offer is subject to regulatory consents and confirmations being obtained, both in the US and in a number of European countries. Federal-Mogul and T&N are committed to working together to obtain the regulatory approvals within the normal City Code timetable. Federal-Mogul has agreed with T&N that divestitures of at least some thin wall bearings assets may be required. Federal-Mogul is confident that any such divestitures will not materially affect the underlying strategic rationale for the acquisition. The parties hope that it will not be necessary to extend the normal City Code timetable, but Federal-Mogul has agreed to apply for extensions from the Panel if necessary. The parties are confident that, in the absence of unforeseen regulatory requirements, the Offer will not lapse for lack of regulatory consents or confirmations.

Federal-Mogul and T&N agree that the acquisition should assist the combined entity to compete in the intensely competitive automotive components industry.

In order to re-inforce Federal-Mogul's commitment in relation to the obtaining of relevant regulatory approvals, Federal-Mogul has agreed, in the event that the Offer were to lapse as a result solely of Federal-Mogul invoking any of conditions (b) to (d) inclusive as set out in Appendix I, at the option of T&N to either subscribe pounds 50 million for ordinary shares in T&N worth pounds 40 million or to pay pounds 10 million in cash to T&N.

7.    Financing

The cash required by Federal-Mogul to satisfy the consideration payable to T&N shareholders under the Offer will be provided from a bank facility, including long term components and bridge components, under two credit agreements between Federal-Mogul, The Chase Manhattan Bank and Chase Securities, Inc.

It is Federal-Mogul's intention to put in place a permanent capital structure that reflects its financial goals. To this end, Federal-Mogul intends in due course to refinance the funds provided from the bridge components of this facility with an appropriate combination of equity and debt financing.

Federal-Mogul may pursue a portion of this refinancing prior to the completion of the Offer.

8.    Financial effects of acceptance

The following tables set out, for illustrative purposes only and on the bases and assumptions set out below, the financial effects of acceptance on capital value and gross income for a holder of one T&N Ordinary Share accepting the Offer if the Offer becomes or is declared unconditional in all respects:

A.     Increase in capital value             Notes         Pence

Cash consideration                                         260

Market value of one T&N Ordinary Share        (i)          182
                                                          _______
Increase in capital value                                   78
                                                          _______
This represents an increase of                              42.9%

B.     Increase in gross income

Gross income from cash consideration         (ii)           17.0

Gross dividend income from one T&N
 Ordinary Share                             (iii)            7.5
                                                           ______
Increase in gross income                                     9.5
                                                           ______
This represents an increase of                             126.7%





Notes:

     (i) Based on the closing middle-market quotation of 182 pence per T&N Ordinary Share, as derived from the London Stock Exchange Daily Official List, on 25
            September 1997.

     (ii) The gross income from the cash consideration has been calculated on the assumption that the cash is re-invested to yield 6.42 per cent. per annum, being the gross yield shown by the FTSE Actuaries average gross redemption yield for medium coupon British Government securities of maturities of five to fifteen years on 14 October 1997 as published in the Financial Times on 15 October 1997, the latest practicable date prior to this announcement.

     (iii) The gross dividend income from T&N Ordinary Shares is based on aggregate dividends of 6.0 pence (net) per T&N Ordinary Share being the total of the 3.0 pence (net) interim dividend for the six months ended 30 June 1996 and the 3.0 pence (net) special first interim dividend in lieu of the final dividend for the financial year ended 31 December 1996, together with an associated tax credit of 20/80ths of the amount paid.

     (iv) In assessing the financial effect of acceptance, no account has been taken of the T&N Dividend and save as disclosed in note (iii) above, no account has been taken of any liability to taxation.

9.    Management and employees

Federal-Mogul attaches great importance to the skills and experience of the existing management and employees of T&N and believes that as a result of the acquisition there will be greater opportunities within the Federal-Mogul Group.

Federal-Mogul has given assurances to the Board of T&N that the existing rights of employees of T&N, including pension rights, will be fully safeguarded.

Sir Colin Hope has agreed to become International Advisor to Federal-Mogul for up to two years from the completion of the acquisition. In addition, two non-executive directors of T&N are to be invited to join the Board of Federal-Mogul.

10.   T&N Share Option Schemes

The Offeror will make appropriate proposals to holders of options under the T&N Share Option Schemes, to the extent that options are not exercised, once the Offer becomes or is declared unconditional in all respects.

11.   General

Neither Federal-Mogul, nor, so far as Federal-Mogul is aware, any person acting in concert with Federal-Mogul, owns or controls any T&N Ordinary Shares or has any option to acquire any T&N Ordinary
Shares.

The Offer will be on the terms and will be subject, inter alia, to the conditions which are set out in Appendix I hereto and those terms which will be set out in the formal offer document and such further terms as may be required to comply with the provisions of the City Code.

The availability of the Offer to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

The Offer will not be made, directly or indirectly, in or into Canada. Accordingly, copies of this announcement are not being, and must not be, mailed, or otherwise distributed or sent in or into Canada and persons receiving this announcement (including custodians, nominees and trustees) must not distribute or send it into or from Canada. Doing so may invalidate any purported acceptance.

It is expected that the Offer document will be posted to T&N
Shareholders on 13 November 1997.

This announcement does not constitute an offer or any invitation to purchase any securities.

Appendix II contains definitions of the terms used in this announcement.


12.   Bases and sources

(a) References to T&N's share price as at a specified date are based upon the closing middle-market quotation for T&N
      Ordinary Shares as derived from the London Stock Exchange
      Daily Official List for that date.

(b) References to the value which the Offer places on T&N's entire issued ordinary share capital have been calculated using the Offer value of 260 pence per T&N Ordinary Share and T&N's fully diluted ordinary share capital, meaning the number of issued T&N Ordinary Shares as at 13 October 1997 and all outstanding options under the T&N Share Option Schemes and assuming full take-up of the scrip alternative to the 1997 second interim dividend.

(c) The premia of the Offer over T&N's average share price in the one month and three months prior to 25 September 1997 have been calculated using the Offer value of 260 pence per T&N Ordinary Share and the arithmetic mean of the closing middle-market quotations for T&N Ordinary Shares as derived from the London Stock Exchange Daily Official List for the one month of 157.5 pence and for the three months of 149.75 pence respectively.

(d) The figures in paragraphs 4 and 5 for consolidated net income before exceptional items, for Federal-Mogul and T&N respectively, have been calculated by Morgan Stanley on the basis of certain assumptions.

(e) The statements in paragraph 6 as to the combined revenues, employees and geographic profile of Federal-Mogul and T&N for 1996 are derived from the published annual report and audited annual financial statements for Federal-Mogul Group for the year ended 31 December 1996 and the published consolidated annual report and accounts for T&N for the year ended 31 December 1996. No account has been taken of differences between UK GAAP and US GAAP. In addition, in the statements in paragraph 6 as to the combined revenues, employees, geographic profile, customers and financial benefits, no account has been taken of any divestitures which might be required by anti-trust authorities.

(f) The statements in paragraph 6 as to the effect of the acquisition on Federal-Mogul's earnings per share assume that Federal-Mogul has implemented an appropriate refinancing.

(g) Unless stated otherwise, US dollars have been converted into pounds sterling and vice versa at the rate of 1.6 US dollars to 1.0 pound sterling.

(h) The current equity market capitalisation of Federal-Mogul of US$1,666 million has been calculated using the closing middle-market quotation of Federal-Mogul's common stock on the New York Stock Exchange as at 14 October 1997 and the number of issued common stock as at 14 October 1997.

13.   Certain Considerations

This announcement includes certain forward-looking statements, including, without limitation, statements concerning the synergies and accretion to Federal-Mogul's earnings per share expected by Federal-Mogul and the other financial and non-financial benefits to Federal-Mogul of the acquisition and the expectation that there will be no future charges to earnings relating to asbestos. These statements are based on best information currently available to Federal-Mogul. Any forward-looking statements, however, involve risks and uncertainties and are subject to change based on various factors which might, in the future affect Federal-Mogul's financial performance. Statements concerning synergies and other benefits and accretion to Federal-Mogul's earnings per share expected by Federal-Mogul are based on certain assumptions related to the combined businesses of Federal-Mogul and T&N, developments and conditions in the automotive components industry, general business and economic conditions and other matters that are subject to significant uncertainties and contingencies, many of which are outside the control of Federal-Mogul and, therefore, such statements are inherently imprecise and there can be no assurance that they will, in fact, be realised.

16 October 1997

Morgan Stanley & Co. Limited, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Federal-Mogul and the Offeror and no one else in connection with the Offer and will not be responsible to anyone other than Federal-Mogul and the Offeror for providing the protections afforded to customers of Morgan Stanley & Co. Limited nor for giving advice in relation to the Offer.

N M Rothschild & Sons Limited, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for T&N and no one else in connection with the Offer and will not be responsible to anyone other than T&N for providing the protections afforded to customers of N M Rothschild & Sons Limited nor for giving advice in relation to the Offer.

The Offer will not be made, directly or indirectly, in or into Canada.